Exhibit 21.1

SUBSIDIARIES OF

SUNSTONE HOTEL INVESTORS, INC.

BuyEfficient, LLC	Sunstone Holdco 6, LLC	Sunstone Red Oak, LLC
EP Holdings, LLC	Sunstone Holdco 7, LLC	Sunstone RP Collins Lessee, Inc.
One Park Boulevard, LLC	Sunstone Holdco 8, LLC	Sunstone Saint Clair Lessee, Inc.
Pension Holding Corporation	Sunstone Holdco 9, LLC	Sunstone Saint Clair, LLC
Pico Ventures, LLC	Sunstone Hotel Acquisitions, LLC	Sunstone Sea Harbor Holdco, LLC
Rochester Bevflow, Inc.	Sunstone Hotel Partnership, LLC	Sunstone Sea Harbor Lessee, Inc.
Rochester RIBM Lessee, Inc.	Sunstone Hotel TRS Lessee, Inc.	Sunstone Sea Harbor, LLC
RTS Lessee, Inc.	Sunstone Hotels Rochester, LLC	Sunstone SH Hotels, LLC
SHP DT Bevflow, Inc.	Sunstone Hotels, LLC	Sunstone Sidewinder Lessee, Inc.
SHP Lessee Corp	Sunstone Jamboree Lessee, Inc.	Sunstone Sidewinder, LLC
SHP Lessee II Corp	Sunstone Jamboree, LLC	Sunstone Skyway Lessee, Inc.
SHP Lessee III Corp	Sunstone K9 Lessee, Inc.	Sunstone Skyway, LLC
Sun BB, LLC	Sunstone K9, LLC	Sunstone Top Gun Lessee, Inc.
Sun CHP I, Inc.	Sunstone Kahler Lessee, Inc.	Sunstone Top Gun, LLC
Sun SHP II, LLC	Sunstone Kahler, LLC	Sunstone Valley River Lessee, Inc.
Sunstone 42nd Street Lessee, Inc.	Sunstone KIS Lessee, Inc.	Sunstone Valley River, LLC
Sunstone 42nd Street, LLC	Sunstone KIS, LLC	Sunstone Westwood, LLC
Sunstone Atlantic Lender, LLC	Sunstone LA Airport Lessee, Inc.	Sunstone Wharf Lessee, Inc.
Sunstone Big Beaver Lessee, Inc.	Sunstone LA Airport, LLC	Sunstone Wharf, LLC
Sunstone Big Beaver, LLC	Sunstone LaSalle Lessee, Inc.	SWW No. 1, LLC
Sunstone Broadway, LLC	Sunstone LaSalle, LLC	Times Square Hotel Operating Lessee, LLC
Sunstone Broadway Lender, LLC	Sunstone Leesburg Lessee, Inc.	Times Square Hotel Owner, LLC
Sunstone Canal, LLC	Sunstone Leesburg, LLC	Times Square Hotel Sub, LLC
Sunstone Canal Lessee, Inc.	Sunstone Longhorn GP, LLC	WB Sunstone-Portland, Inc.
Sunstone Center Court Lessee, Inc.	Sunstone Longhorn Holdco, LLC	WB Sunstone-Portland, LLC
Sunstone Center Court, LLC	Sunstone Longhorn Lessee GP, LLC	WHP Bevflow, LLC
Sunstone Century Lessee, Inc.	Sunstone Longhorn Lessee, LP	WHP Hotel Owner 2A, LLC
Sunstone Century, LLC	Sunstone Longhorn, LP	WHP Texas Beverage 1, Inc.
Sunstone Cowboy GP, LLC	Sunstone MacArthur Lessee, Inc.	WHP Texas Beverage 2, Inc.
Sunstone Cowboy Lessee GP, LLC	Sunstone MacArthur, LLC
Sunstone Cowboy Lessee, LP	Sunstone North State Lessee, Inc.
Sunstone Cowboy, LP	Sunstone North State, LLC
Sunstone Durante Lessee, Inc.	Sunstone Ocean Lessee, Inc.
Sunstone Durante, LLC	Sunstone Ocean, LLC
Sunstone East Grand Lessee, Inc.	Sunstone OP Properties, LLC
Sunstone East Grand, LLC	Sunstone Outparcel, LLC
Sunstone East Pratt GP, LLC	Sunstone Park, LLC
Sunstone East Pratt Lessee, Inc.	Sunstone Park Lessee, LLC
Sunstone East Pratt, LP	Sunstone Philly, LP
Sunstone El Camino Lessee, Inc.	Sunstone Philly GP, LLC
Sunstone El Camino, LLC	Sunstone Philly Lessee, Inc.
Sunstone Holdco I, LLC	Sunstone Pledgeco, LLC
Sunstone Holdco 3, LLC	Sunstone Quincy Lessee, Inc.
Sunstone Holdco 4, LLC	Sunstone Quincy, LLC
Sunstone Holdco 5, LLC	Sunstone Red Oak Lessee, Inc.